UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2012

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 9, 2012, Kinder Morgan, Inc. (the “Corporation”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Corporation, the selling stockholders listed on Schedule II to the Underwriting Agreement (the “Selling Stockholders”) and Barclays Capital Inc. and Deutsche Bank Securities Inc., as underwriters (the “Underwriters”), with respect to the sale by the Selling Stockholders of an aggregate of 58,000,000 shares of Class P common stock, par value $0.01 per share (the “Shares”).  The Shares sold pursuant to the Underwriting Agreement were registered under the Corporation’s registration statement on Form S-3 (File No. 333-179812), which became automatically effective on March 1, 2012. The closing of the sale of the Shares occurred on August 15, 2012.

The net proceeds to the Selling Stockholders from the sale of the Shares, after deducting the underwriting discounts, were approximately $2,001.6 million. Neither the Corporation nor the Corporation’s management sold any shares of common stock in the offering, and the Corporation did not receive any of the proceeds from the offering of the Shares by the Selling Stockholders.

The Underwriting Agreement includes customary representations, warranties and covenants by the Corporation and the Selling Stockholders. It also provides for customary indemnification by each of the Corporation, the Selling Stockholders and the Underwriter against certain liabilities arising out of or in connection with sale of the Shares and for customary contribution provisions in respect of those liabilities.

The foregoing summary of the material terms of the Underwriting Agreement and the transaction contemplated thereby is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Corporation. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Corporation or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Corporation’s public disclosures.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On August 13, 2012, pursuant to a Contribution Agreement, dated August 6, 2012 (the “Contribution Agreement”), among Kinder Morgan Energy Partners, L.P. (the “Partnership”), the Corporation, El Paso TGPC Investments, L.L.C. (“TGPC Investments”) and El Paso EPNG Investments, L.L.C. (“EPNG Investments” and, together with TGPC Investments, the “Contributors”), the Partnership completed the acquisition from the Contributors of (i) 100% of the outstanding equity interests in Tennessee Gas Pipeline Company, L.L.C. (“TGPC”), which owns a 13,900-mile pipeline system that transports natural gas from Louisiana, the Gulf of Mexico and south Texas to the northeastern United States, and (ii) 50% of the outstanding equity interests in El Paso Natural Gas Company (“EPNG”), which owns a 10,200-mile pipeline system that transports natural gas from the San Juan, Permian and Anadarko basins to California, other western states, Texas and northern Mexico (the “Drop-Down Transaction”). The Partnership and the Contributors are subsidiaries of the Corporation. The total consideration was approximately $6.22 billion, including cash of approximately $3.49 billion and the issuance to the Corporation of the Partnership’s common units representing limited partner interests having an aggregate value of approximately $387 million. The Partnership also assumed approximately $1.8 billion of debt at TGPC and approximately $560 million of debt at EPNG, which represents 50% of the total debt of EPNG. The Drop-Down Transaction is effective as of August 1, 2012.

The terms of the Drop-Down Transaction were unanimously approved on behalf of the Corporation by the independent members of the board of directors of the Corporation.  In approving the Drop-Down Transaction, the independent members of the board of directors of the Corporation based their decision in part on an opinion from the independent financial advisor that the consideration to be paid to the Corporation is fair, from a financial point of view, to the Corporation.

The Corporation and its consolidated subsidiaries currently own, through the Corporation’s general and limited partner interests in the Partnership and its ownership of shares issued by its subsidiary Kinder Morgan Management, LLC, an approximate 12.2% interest in the Partnership, based on the number of limited partner units outstanding as of June 30, 2012.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon completion of the offering of the Shares described in Item 1.01 above, funds advised by or affiliated with The Carlyle Group and Riverstone Holdings LLC owned less than 2.5% of the voting power of the Corporation’s outstanding capital stock entitled to vote on the election of directors.  As a result, under the shareholders agreement among the Corporation and stockholders referred to as the original investors, The Carlyle Group and Riverstone Holdings LLC no longer have the right to appoint director nominees to the Corporation’s board of directors.  In accordance with the shareholders agreement, Mr. R. Baran Tekkora, associated with Riverstone Holdings LLC, and Mr. Glenn A. Youngkin, associated with The Carlyle Group, have therefore tendered their resignations from the Corporation’s board, effective as of August 15,

2012, the closing date of the sale of the Shares.  Mr. Tekkora and Mr. Youngkin served on the five member Compensation Committee.

In addition, in connection with the reduced ownership of Shares resulting from the sale of Shares by funds advised by or affiliated with Goldman, Sachs & Co., Mr. Henry Cornell and Mr. Kenneth A. Pontarelli, both associated with Goldman, Sachs & Co., have elected to tender their resignations from the board effective as of August 15, 2012.

As a result of the foregoing sales, the size of the Corporation’s board has decreased, and the Corporation now has 11directors.  Further, the provisions in the Corporation’s bylaws requiring supermajority board approval of ten directors for certain actions are no longer in effect.

None of Messrs. Cornell, Pontarelli, Tekkora or Youngkin resigned because of a disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1                                 Underwriting Agreement, dated August 9, 2012, among Kinder Morgan, Inc., the Selling Stockholders named therein and the underwriters named therein.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: August 15, 2012	By:	/s/ Joseph Listengart
Joseph Listengart
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 9, 2012, among Kinder Morgan, Inc., the Selling Stockholders named therein and the underwriters named therein.